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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                     FOR TENDER OF ANY AND ALL OUTSTANDING
                       8 1/8% SENIOR DEBENTURES DUE 2009
                                       OF
                        CABLEVISION SYSTEMS CORPORATION

    As set forth in the Prospectus, dated November 3, 1997 (the "Prospectus"), of Cablevision Systems Corporation (the "Company"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 8 1/8%
Senior Debentures due 2009 (the "Old Debentures") if (i) certificates representing the Old Debentures to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Debentures or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration
Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the
Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Debentures pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Debentures (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New
York City time, on the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4,
1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD
DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY
PRIOR TO THE EXPIRATION DATE.

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
                                    The Exchange Agent:

                                   THE BANK OF NEW YORK

      BY REGISTERED OR           FACSIMILE TRANSMISSIONS:     BY HAND OR OVERNIGHT DELIVERY:
       CERTIFIED MAIL:         (ELIGIBLE INSTITUTIONS ONLY)

    The Bank of New York              (212) 571-3080               The Bank of New York
   101 Barclay Street, 7E                                           101 Barclay Street
  New York, New York 10286         CONFIRM BY TELEPHONE:         Corporate Trust Services
Attn: Reorganization Section,         (212) 815-6335                      Window
        Arwen Gibbons                                                  Ground Level
                                                                 New York, New York 10286
                                   FOR INFORMATION CALL:        Attention: Reorganization
                                      (212) 815-6333                     Section,
                                                                      Arwen Gibbons

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSIONS OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old
Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

    The undersigned understands that tenders of Old Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Debentures pursuant to the Exchange
Offer may not be withdrawn after 5:00 P.M., New York City time on the Business
Day prior to the Expiration Date. Tenders of Old Debentures may also be withdrawn if the Exchange Offer is terminated without any such Old Debentures being purchased thereunder or as otherwise provided in the Prospectus.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

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
Signature(s) of Registered Owner(s) or Authorized         Name(s) of Registered Holder(s):
  Signatory:
Principal Amount of Old Debentures Tendered:              Address:
Certificate No(s). of Old Debentures (if available):      Area Code and Telephone No.:
                                                          If Old Debentures will be delivered by book-entry
                                                          transfer at The Depository Trust Company, insert,
                                                          Depository Account No.:
Date:

    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Debentures exactly as its (their) name(s) appear on certificates for Old Debentures or on a security position listing as the owner of Old Debentures, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)
Name(s):      __________________________________________________________________
              __________________________________________________________________
Capacity:      _________________________________________________________________
Address(es):      ______________________________________________________________
                  ______________________________________________________________

DO NOT SEND OLD DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE
EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old
Debentures tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Debentures to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL
AND OLD DEBENTURES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD
SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE
UNDERSIGNED.

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
Name of Firm:
                                                      ---------------------------------------------------
                                                                      Authorized Signature
Address:                                              Name:
---------------------------------------------------   Title:
Area Code and Telephone No.:                          Date:

NOTE: DO NOT SEND CERTIFICATES FOR OLD DEBENTURES WITH THIS FORM. CERTIFICATES FOR OLD DEBENTURES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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